Exhibit 23.1
[EVERSHEDS SUTHERLAND (US) LLP]

STEPHEN E. ROTH
DIRECT LINE: 202.383.0158
E-mail: steveroth@eversheds-sutherland.com

CONSENT OF EVERSHEDS SUTHERLAND (US) LLP

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-264102) for Athene® Amplify issued by Athene Annuity and Life Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

EVERSHEDS SUTHERLAND (US) LLP

    By:        /s/ Stephen E. Roth
     Stephen E. Roth

Washington, D.C.
April 4, 2023